CERTIFICATE OF

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

FUSHI COPPERWELD, INC.

a Nevada Corporation

Pursuant to Chapter 78 of the Nevada Revised Statutes, the undersigned officer of Fushi Copperweld, Inc., a Nevada corporation (the “Corporation”), does hereby certify as follows:

The board of directors of the Corporation duly adopted resolutions approving and declaring advisable an agreement and plan of merger (the “Merger Agreement”), which provides for the amendment and restatement of the articles of incorporation of the Corporation, and related merger (the “Merger”) as described in the Articles of Merger, and recommending that the stockholders of the Corporation approve the Merger Agreement.

The amendment and restatement of the articles of incorporation as set forth below has been approved by (i) the affirmative vote of holders of at least a majority of the combined voting power of the outstanding shares of the Corporation’s common stock, and (ii) the affirmative vote of holders of at least 60% of the combined voting power of the outstanding shares of the Corporation’s common stock not beneficially owned by the buyer group or any affiliate of any buyer group member, together which is sufficient for approval thereof.

This certificate below sets forth the text of the articles of incorporation as amended and restated in their entirety to the date set forth below.

[Amended and Restated Articles of Incorporation on following page.]

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AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

FUSHI COPPERWELD, INC.

a Nevada Corporation

Fushi Copperweld, Inc. (the “Corporation”) hereby amends and restates its Articles of Incorporation (these “Articles of Incorporation”) pursuant to Chapter 78 of the Nevada Revised Statutes.

ARTICLE I

NAME

The name of the corporation is Fushi Copperweld, Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The Corporation’s registered agent for service of process is The Corporation Trust Company of Nevada having an address of 311 South Division Street, Carson City, Nevada 89703.

ARTICLE III

capital Stock

The Corporation has authority to issue 1,000 total shares of common stock with no par value per share.

ARTICLE IV

BOARD OF DIRECTORS

The name and address of the Corporation’s director is the following: Fu Li,1, No. 184, Zhongeui Street, Zhongshan District, Dalian, Liangning Province, People’s Republic of China.

Dated December 26, 2012

By:	/s/ Li Fu
Name:Li Fu
Title: President

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